Securities and Exchange Commission
                             Washington, D.C. 20549

                            Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant[ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            American Express Company
                (Name of Registrant as Specified In Its Charter)
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       (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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
Form of letter American Express Company may use in opposing a shareholder proposal relating to cumulative voting.
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                                                     March __, 1999


[Institution]


Dear [      ]:

                Re: 1999 American Express Proxy Statement:
                    Shareholder Proposal on Cumulative Voting


         By now your firm should have received American Express Company's 1999 proxy materials.

         For the seventh consecutive year and the 10th year in the last 12, we are faced with the identical shareholder proposal on cumulative voting.

         We would ask that [your firm] join the American Express Board of Directors in opposing this proposal. The Company feels that cumulative voting represents a threat to the unity of the Board of Directors by permitting shareholders to stack their votes behind a single special interest candidate. Such a development would be highly disruptive to our Board - or any board - that is trying to act collaboratively for the interests of the shareholders as a whole.

         In support of our position that cumulative voting is not needed at American Express, our Board of Directors has adopted a very owner-friendly governance structure; no staggered board, no poison pill, a CalPERS "A" rating and an excellent record of responding to owners' concerns. In this regard we have adopted policies preventing the repricing of stock options without shareholder approval, prohibiting the grant of below-market options and limiting the use of restricted shares.

         If you have any questions about our governance policies, please call me at (212) 640-5583 or fax me at (212) 640-1085.
                                                     Sincerely,


                                                     /s/ Stephen P. Norman
                                                     Stephen P. Norman
                                                     Secretary